UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):       November 23, 2011 (November 22, 2011)

Syms Corp.

(Exact name of registrant as specified in its charter)

New Jersey	001-8546	22-2465228
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Syms Way, Secaucus, New Jersey		07094
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(201) 902-9600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On November 22, 2011, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") entered an interim order (the "Interim Order") that imposes, effective immediately, mandatory procedures and restrictions on certain purchases, acquisitions, transfers, sales, dispositions and other transactions involving common stock of Syms Corp. (the "Company") and/or options to acquire or sell common stock of the Company.

The Interim Order requires (i) the filing with the Bankruptcy Court of certain notices of proposed transactions involving the Company’s common stock or options relating to such stock, (ii) Company approval of certain of its common stock-related transactions, and (iii) any person or entity who is or becomes an owner of at least 686,288 shares of the Company’s common stock to serve notice of its ownership status on the Company and others identified in the Interim Order.  Acquisitions or dispositions of the Company’s common stock or stock options in violation of the Interim Order shall be void and may be reversed by the Bankruptcy Court and subject to judicial sanctions.

A copy of the Interim Order is attached as Exhibit 99.1 hereto.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit 99.1 – Interim Order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYMS CORP.

By:	/s/ Marcy Syms
Name: Marcy Syms
Title: Chief Executive Officer

Dated:  November 23, 2011

EXHIBIT INDEX

Exhibit 99.1 - Interim Order.